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                                  EXHIBIT 10(t)

FURTHER RESOLVED, that a cash bonus pool be established for certain of the Company's officers for Fiscal 1999 calculated in the aggregate as follows:

         1% of pre-tax earnings up to $1,783,000;
         7% of pre-tax earnings between $1,783,000 and $3,566,000; 15% of pre-tax earnings between $3,567,000 and $5,349,000; 25% of pre-tax earnings over $5,349,000.

FURTHER RESOLVED, that pre-tax earnings for this purpose means pre-tax earnings plus the accrual for this executive bonus program and any non-recurring charges for the fiscal year (including any charges for closing restaurants or adopting the new FASB policy for restaurant pre-opening expenses);

FURTHER RESOLVED, that the cash bonus pool be allocated and paid 40% to Mr. Barnum; 20% to each of Mr. Emerson and Mr. Niegsch, 15% to Ms. Brannigan, and 5% unallocated.

FURTHER RESOLVED, that the cash bonus pool be paid quarterly based on pre-tax earnings estimates and adjusted for the annual amount at the fiscal year-end;

FURTHER RESOLVED, that the Company's officers attempt through estimates of annual earnings to spread the quarterly bonus evenly throughout the four quarters; and

FURTHER RESOLVED, that the cash bonus pool be capped at a total of $783,750, which is 125% of the aggregate base salaries of the four executives eligible for such bonuses.

FURTHER RESOLVED, that Messrs. Heywood and Fournier have individual bonus programs as follows for fiscal 1999:

             A.    GREGORY L. HEYWOOD
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    Mr. Heywood will be paid a bonus equal to the aggregate cash bonuses paid for fiscal 1999 to the regional managers assigned to report to Mr. Heywood.

             B.    LARRY B. FOURNIER
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    Mr. Fournier will be paid a cash bonus of $5,000 for each new Max & Erma's restaurant opened in fiscal 1999, which bonus may be taken under the Manager Stock Bonus Plan in cash or in the Company's common stock valued at one-half of fair market value.

             C.    KATHIE A. SERIF
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         Mrs. Serif will be paid a one time cash $10,000 bonus and an incentive bonus equal to 5% of pre-tax earnings of each Company owned Ironwood Cafe restaurant.